Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-271340, 333-281452 and 333-287170), Form S-3 (No. 333-289460) and Form S-8 (Nos. 333-272067 and 333-287725) of CXApp Inc. of our report dated March 30, 2026, relating to the consolidated financial statements of CXApp Inc. as of and for years ended December 31, 2025 and 2024, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

San Francisco, CA

March 30, 2026